Chewy Announces Second Quarter 2020 Financial Results

DANIA BEACH, Fla., September 10, 2020 (BUSINESS WIRE) — Chewy, Inc. (NYSE: CHWY) (“Chewy”), a trusted online destination for pet parents, has released its financial results for the second quarter of fiscal year 2020 ended August 2, 2020, and posted a letter to its shareholders on its investor relations website at https://investor.chewy.com.

Fiscal Q2 2020 Highlights:

•Net sales of $1.70 billion grew 47 percent year-over-year
•Gross margin of 25.5 percent expanded 190 basis points year-over-year
•Net loss of $32.8 million, including share-based compensation expense of $37.8 million
•Net margin of (1.9) percent improved 530 basis points year-over-year
•Adjusted EBITDA(1) of $15.5 million improved 153 percent year-over-year
•Adjusted EBITDA margin(1) of 0.9 percent improved 340 basis points year-over-year

“Chewy’s advantageous positioning in the pet industry’s race towards e-commerce, our culture of innovation, and our singular focus on customer experience resulted in another quarter of outperformance. We are proud of our teams, who continued to execute under difficult, pandemic-related circumstances, while again setting new records for both net sales growth and new customer additions, and producing our second consecutive quarter of positive adjusted EBITDA,” said Sumit Singh, Chief Executive Officer of Chewy. “As e-commerce undergoes meaningful changes, multi-year growth curves have been compressed into timeframes measured in quarters, if not months. Over the past few years, we have invested in technology, new businesses, fulfillment capacity and in building an extraordinary team. This has prepared us to quickly adapt to the acceleration of our own growth curve. This preparation, agility and business athleticism enabled us to provide top-notch service to the growing millions of pet-owning households in the U.S. who depend on Chewy.”

Management will host a conference call and webcast to discuss Chewy's financial results today at 5:00 pm ET.

Chewy Fiscal Second Quarter 2020 Financial Results Conference Call
When: Thursday, September 10, 2020
Time: 5:00 pm ET
Conference ID: 10147475
Live Call: 1-866-270-1533 (US/Canada Toll-Free) or 1-412-317-0797 (International)
Replay: 1-877-344-7529 (US/Canada Toll-Free) or 1-412-317-0088 (International)
(The replay will be available approximately two hours after the completion of the live call until 11:59 pm ET on September 17, 2020.)
Webcast: https://investor.chewy.com

(1) Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About Chewy

Our mission is to be the most trusted and convenient online destination for pet parents (and partners) everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch. We continually develop innovative ways for our customers to engage with us, and partner with more than 2,000 of the best and most trusted brands in the pet industry to bring a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to: successfully manage the risks relating to the spread of Coronavirus, sustain our recent growth rates and manage our growth effectively; acquire new customers in a cost-effective manner and increase our net sales per active customer; accurately predict economic conditions and their impact on consumer spending patterns, particularly in the pet products market, and accurately forecast net sales and appropriately plan our expenses in the future; introduce new products or offerings and improve existing products; successfully compete in the pet products and services retail industry, especially in the e-commerce sector; source additional, or strengthen our existing relationships with, suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such entities; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; successfully manufacture and sell our own private brand products; maintain consumer confidence in the safety and quality of our vendor-supplied and private brand food products and hardgood products; comply with existing or future laws and regulations in a cost-efficient manner; attract, develop, motivate and retain well-qualified employees; and adequately protect our intellectual property rights and successfully defend ourselves against any intellectual property infringement claims or other allegations that we may be subject to.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this communication primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed here and elsewhere in this earnings release adjusted EBITDA, a non-GAAP financial measure that we calculate as net loss excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; management fee expense; transaction and other costs. We have provided a reconciliation below of adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.

We have included adjusted EBITDA in this earnings release because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; and transaction and other costs as these items are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy;
•adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•adjusted EBITDA does not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction and include transaction costs (i.e. IPO costs), integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net loss, net margin, and our other GAAP results.

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

($ in thousands, except percentages)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Loss to Adjusted EBITDA	August 2, 2020	August 4, 2019	August 2, 2020	August 4, 2019
Net loss	$(32,817)	$(82,876)	$(80,687)	$(112,430)
Add (deduct):
Depreciation and amortization	8,083	7,630	15,336	14,579
Share-based compensation expense and related taxes	37,797	43,783	80,138	51,013
Interest expense (income), net	546	(204)	930	(920)
Management fee expense(1)	325	325	650	650
Transaction related costs	—	1,396	—	1,396
Other	1,524	763	2,534	763
Adjusted EBITDA	$15,458	$(29,183)	$18,901	$(44,949)
Net sales	$1,699,859	$1,153,545	$3,321,252	$2,262,417
Net margin	(1.9)%	(7.2)%	(2.4)%	(5.0)%
Adjusted EBITDA margin	0.9%	(2.5)%	0.6%	(2.0)%
(1) Management fee expense allocated to us by PetSmart for organizational oversight and certain limited corporate functions provided by its sponsors. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our condensed consolidated financial statements.

We define net margin as net loss divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Investor Contact:
Robert A. LaFleur
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com